ALLIANCEBERNSTEIN VARIABLE PRODUCTS SERIES FUND
BALANCED WEALTH STRATEGY PORTFOLIO

FORMER POLICIES
CURRENT POLICIES

Investment Objective:
Fundamental:
The Portfolio seeks to achieve the highest total return consistent with Alliance's determination of reasonable risk.
Non-fundamental:
The Portfolio seeks to achieve the highest total return consistent with Alliance's determination of reasonable risk.

Fundamental Investment Policies:
The Portfolio may not make loans except through (a) the purchase of debt obligations in accordance with its investment objective and policies; (b) the lending of portfolio securities; or (c) the use of repurchase agreements.
The Portfolio may not make loans except through (i) the purchase of debt obligations in accordance with its investment objectives and policies;
(ii) the lending of portfolio securities; (iii) the use of repurchase agreements; or (iv) the making of loans to affiliated funds as permitted under the 1940 Act, the rules and regulations thereunder (as such statutes, rule or regulations may be amended from time to time), or by guidance regarding, and interpretations of, or exemptive orders under, the 1940 Act.
The Portfolio may not borrow money or issue senior securities except to the extent permitted by the 1940 Act.













Related non-fundamental policy:
Under the 1940 Act, the Portfolio is not permitted to borrow unless immediately after such borrowing there is "asset coverage," as that term is defined and used in the 1940 Act, of at least 300% for all borrowings of the Portfolio. In addition, under the 1940 Act, in the event asset coverage falls below 300%, a Portfolio must within three days reduce the amount of its borrowing to such an extent that the asset coverage of its borrowings is at least 300%.
The Portfolio may not issue any senior security (as that term is defined in the 1940 Act) or borrow money, except to the extent permitted by the 1940 Act or the rules and regulations thereunder (as such statute, rules or regulations may be amended from time to time) or by guidance regarding, or interpretations of, or exemptive orders under, the 1940 Act or the rules or regulations thereunder published by appropriate regulatory authorities.
For the purposes of this restriction, margin and collateral arrangements, including, for example, with respect to permitted borrowings, options, futures contracts, options on futures contracts and other derivatives such as swaps are not deemed to involve the issuance of a senior security.

Related non-fundamental policy eliminated.
The Portfolio may not pledge, hypothecate, mortgage or otherwise encumber its assets, except to secure permitted borrowings.
Policy eliminated.
The Portfolio may not invest in companies for the purpose of exercising control. Policy eliminated.
The Portfolio may not purchase or sell real estate, except that it may purchase and sell securities of companies which deal in real estate or interests therein and securities that are secured by real estate, provided such securities are securities of the type in which a Portfolio may invest.

The Portfolio may not purchase or sell real estate except that it may dispose of real estate acquired as a result of the ownership of securities or other instruments. This restriction does not prohibit the Portfolio from investing in securities or other instruments backed by real estate or in securities of companies engaged in the real estate business.
The Portfolio may not purchase or sell commodities or commodity contracts, including futures contracts (except foreign currencies, futures on securities, currencies and securities indices and forward contracts or contracts for the future acquisition or delivery of securities and foreign currencies and other similar contracts and options on the foregoing).
The Portfolio may not purchase or sell commodities regulated by the Commodity Futures Trading Commission under the Commodity Exchange Act or commodities contracts except for futures contracts and options on futures contracts.
The Portfolio may not invest more than 5% of its total assets in the securities of any one issuer (other than U.S. Government securities, repurchase agreements relating thereto, and securities of other investment companies), although up to 25% of the Portfolio's total assets may be invested without regard to this restriction.
The Portfolio is diversified.
The Portfolio may not invest more than 25% or more of its total assets in the securities of any one industry.
The Portfolio may not concentrate investments in an industry, as concentration may be defined under the 1940 Act or the rules and regulations thereunder (as such statute, rules or regulations may be amended from time to time) or by guidance regarding, interpretations of, or exemptive orders under, the 1940 Act or the rules or regulations thereunder published by appropriate regulatory authorities.

Non-fundamental Investment Policies:
The Portfolio may invest without limit in non-U.S. securities, although it generally will not invest more than 25% of its total assets in such securities. The Portfolio may invest without limit in non-U.S. securities, although it generally will not invest more than 35% of its total assets in such securities. The Portfolio may invest up to 10% of its net assets in convertible securities. The Portfolio may invest in convertible securities. The Portfolio may write covered exchange-traded call options on its securities up to 15% of its total assets, and purchase exchange-traded call and put options on common stocks up to 10% of its total assets.
The Portfolio may write covered exchange-traded call options on its securities and may purchase exchange-traded call and put options on common stocks

The Portfolio may purchase put and call options.
The Portfolio may make short sales of securities or maintain a short position, but only if at all times when a short position is open not more than 33% of its net assets is held as collateral for such short sales.
The Portfolio may make short sales of securities or maintain a short position. The Portfolio may invest up to 5% of its total assets in rights or warrants, but only if Alliance deems the underlying equity securities themselves inappropriate for inclusion in the Portfolio's portfolio.
The Portfolio may invest in rights and warrants.
The Portfolio may invest up to 15% of its net assets in illiquid securities. The Portfolio will limit its investment in illiquid securities to no more than 15% of net assets or such other amount permitted by guidance regarding the 1940 Act.
The Portfolio may make loans of portfolio securities up to 33-1/3% of its total assets (including collateral for any security loaned).
The Portfolio may lend portfolio securities to the extent permitted under the 1940 Act or the rules and regulations thereunder (as such statute, rules or regulations may be amended from time to time) or by guidance regarding, interpretations of, or exemptive orders under, the 1940 Act.
The Portfolio will limit its investments in standby commitments so that the aggregate purchase price of the securities subject to the commitments does not exceed 20% of its assets.
Policy eliminated.
Under the 1940 Act, the Portfolio may invest not more than 10% of its total assets in securities of other investment companies. In addition, under the 1940 Act each Portfolio may not own more than 3% of the total outstanding voting stock of any investment company and not more than 5% of the value of each Portfolio's total assets may be invested in the securities of any investment company.
The Portfolio may invest in the securities of other investment companies, including exchange-traded funds, to the extent permitted under the 1940 Act or the rules and regulations thereunder (as such statute, rules or regulations may be amended from time to time) or by guidance regarding, interpretations of, or exemptive orders under, the 1940 Act or the rules or regulations thereunder published by appropriate regulatory authorities.
The Portfolio generally may not invest more than 10% of its total assets in asset-backed securities without obtaining appropriate regulatory relief. Policy eliminated.

The Portfolio may not purchase securities on margin, except (i) as otherwise provided under rules adopted by the SEC under the 1940 Act or by guidance regarding the 1940 Act, or interpretations thereof, and (ii) that the Portfolio may obtain such short-term credits as are necessary for the clearance of portfolio transactions, and the Portfolio may make margin payments in connection with futures contracts, options, forward contracts, swaps, caps, floors, collars and other financial instruments.

SK 00250 0073 695913















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